UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

______________________

Date of Report (date of earliest event reported): May 5, 2006

Decorize, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31260	43-1931810
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

1938 East Phelps, Springfield, Missouri 65802
(Address of Principal Executive Offices)

Not Applicable

Former name of address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

(a)    New Credit Facility

On May 5, 2005, Decorize, Inc., a Delaware corporation (the “Company”), entered into a Commercial Security Agreement with Quest Commercial Finance L.L.C. (“Lender”), which provides for Lender to make a revolving credit line in the amount of up to $750,000 available to the Company (the “Credit Facility”). The Credit Facility matures on May 5, 2009, and is evidenced by a promissory note dated May 5, 2006 (the “Note”), issued by the Company to Lender. In consideration of Lender providing the Credit Facility, Decorize paid Lender a commitment fee of $30,000.

Outstanding principal that is due from time to time under the Note will bear interest at a rate that is equal to the prime rate of interest plus a margin of 5%, but the interest rate shall not be less than 10% per annum at any time. Accrued interest is payable monthly on the last day of each calendar month, beginning May 31, 2006. Any payments that are more than 5 days late shall be assessed a late fee equal to 5% of the late payment.

Subject to the provisions of the Note, Decorize can borrow, repay and reborrow principal under the Line of Credit from time to time during its term. If a default occurs under the Note as a result of Decorize failing to pay any amount when due or any other event of default, the unpaid outstanding principal balance will thereafter accrue interest at a rate equal to 3% per annum over the interest rate that would otherwise apply, and the Lender may declare all amounts due under the Note to be due and payable immediately.

The Company’s obligations under the Credit Facility are secured by a security interest granted to Lender in the Company’s inventory. In this regard, Lender shall have an equal priority of interest in this inventory relative to the rights of SRC Holdings Corporation, which has loaned amounts to the Company under a convertible promissory note originally issued in April 2004, as most recently amended on June 15, 2005. Lender shall have a prior right in the inventory relative to the Company’s factor, Bibby Financial Services (Midwest), Inc., except for any proceeds of the collateral.

(b)    Exchange of Outstanding Notes for Common Stock

On May 5, 2006, the Company also entered into agreements to convert an aggregate $900,000 that was owed to a principal stockholder and one of the Company’s executive officers into 3,333,000 shares of common stock. The Company issued 2,500,000 shares of common stock to Quest as payment in full of an existing convertible term note, in the original principal amount of $500,000, which was issued by the Company on December 13, 2005. The shares were issued at a price of $0.20 per share, which was the conversion price under the December 2005 promissory note. In addition, James K. Parsons, a director and the Executive Vice President of the Company, exchanged $400,000 in principal owed to him under an existing promissory note, which was last amended in August 2004, for 833,333 shares of common stock issued to him on May 5, 2006. The exchange was made in accordance with a stock exchange agreement entered into on May 5, 2006. As a result of the exchange, the outstanding principal amount of Mr. Parson's note was reduced to $609,467.69, which is reflected in an amended note issued to him at the closing.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the Company's response to Item 1.01.

Item 3.02    Unregistered Sales of Equity Securities.

Please see the Company's response to Item 1.01.

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Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

10.1	Commercial Security Agreement dated as of May 5, 2006, by and between Decorize, Inc. and Quest Commercial Finance, L.L.C.

10.2	Revolving Line of Credit Promissory Note in the Principal Amount of up to $750,000.00, issued by Decorize, Inc. to Quest Commercial Finance, L.L.C. on May 5, 2006.

10.3	Third Amended and Restated Promissory Note, issued by Decorize, Inc. to James K. Parsons on May 5, 2006 by and between Decorize, Inc. and James K. Parsons.

10.4	Stock Exchange Agreement dated as of May 5, 2006, by and between Decorize, Inc., and James K. Parsons.

10.5	Stock Exchange Agreement dated as of May 5, 2006, by and between Decorize, Inc., and Quest Capital Alliance II, L.L.C.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DECORIZE, INC.

Date: May 11, 2006	By:	/s/ Brent Olson
Brent Olson
Vice President, Treasurer and Secretary

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Exhibit Index

10.1    Commercial Security Agreement dated as of May 5, 2006, by and between Decorize, Inc. and Quest Commercial Finance, L.L.C.

10.2    Revolving Line of Credit Promissory Note in the Principal Amount of up to $750,000.00, issued by Decorize, Inc. to Quest Commercial Finance, L.L.C. on May 5, 2006.

10.3    Third Amended and Restated Promissory Note, issued by Decorize, Inc. to James K. Parsons on May 5, 2006 by and between Decorize, Inc. and James K. Parsons.

10.4    Stock Exchange Agreement dated as of May 5, 2006, by and between Decorize, Inc., and James K. Parsons.

10.5    Stock Exchange Agreement dated as of May 5, 2006, by and between Decorize, Inc., and Quest Capital Alliance II, L.L.C.

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